As filed with the Securities and Exchange Commission on June 20, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADAPTHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	82-3677704
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, Pennsylvania	19462
(Address of Principal Executive Offices)	(Zip Code)

AdaptHealth Corp. Second Amended and Restated 2019 Stock Incentive Plan

(Full title of the plan)

Jonathan Bush

General Counsel

AdaptHealth Corp.

220 West Germantown Pike, Suite 250

Plymouth Meeting, Pennsylvania 19462

(Name and address of agent for service)

(610) 424-4515

(Telephone number, including area code, of agent for service)

Copies to:

Michael Brandt

Danielle Scalzo

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by AdaptHealth Corp. (the “Company” or “Registrant”) to register an additional 8,350,000 shares of the Registrant’s Common Stock, par value $0.0001 per share (“Common Stock”), for issuance under the AdaptHealth Corp. Second Amended and Restated 2019 Stock Incentive Plan (the “Plan”). The Board of Directors of the Company approved an amendment and restatement of the Plan on April 12, 2024 and the Company’s stockholders approved the amendment and restatement of the Plan at the Company’s 2024 Annual Meeting of Stockholders on June 20, 2024. The amendment and restatement of the Plan (i) increases the numbers of shares of Common Stock reserved and available for issuance under the Plan by the number of shares being registered herein, (ii) increases the number of incentive stock options that may be granted pursuant to the Plan by the number of shares being registered herein, and (iii) extends the termination date to the day immediately before the tenth anniversary of the date the Company’s stockholders approved the amendment and restatement of the Plan.

Pursuant to the Registration Statements on Form S-8 (File Nos. 333-236012, 333-256824 and 333-258601) filed by the Registrant on January 22, 2020, June 4, 2021, and August 6, 2021, respectively (the “Prior Registration Statements”), the Registrant previously registered an aggregate of 13,523,642 shares of the Registrant’s Common Stock under the Plan (as adjusted to reflect all stock splits and stock dividends to date). The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statements. The contents of the Prior Registration Statements, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, are incorporated herein by reference in accordance with General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed with the Commission by the Company, are incorporated by reference into this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 27, 2024;

(b)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 7, 2024;

(c)	the Company’s Current Reports on Form 8-K, filed on March 4, 2024 and April 17, 2024;

(d)	the description of the Company’s Common Stock, which is incorporated by reference to Exhibit 4.4 of the Company’s Annual Report on Form 10-K, filed on February 27, 2024.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission; provided, however, that documents or portions thereof which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document is incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits and are incorporated herein by reference.

Exhibit No.	Description
5.1*	Opinion of Willkie Farr & Gallagher LLP.

23.1*	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 hereto).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	AdaptHealth Corp. Second Amended and Restated 2019 Stock Incentive Plan (incorporated by reference to Exhibit B to the Proxy Statement on Schedule DEF14A filed with the Commission on April 26, 2024).

107*	Calculation of Filing Fee Table.

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth Meeting, State of Pennsylvania, on the 20th day of June, 2024.

AdaptHealth Corp.

By:	/s/ Suzanne Foster
Suzanne Foster
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of AdaptHealth Corp., hereby severally constitute and appoint Suzanne Foster, Jason Clemens and Jonathan Bush, or any of them individually, our true and lawful attorneys-in-fact with full power of substitution, to sign for us and in our names in the capacities indicated below this Registration Statement and any and all pre-effective and post-effective amendments to this Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable this Registrant to comply with the provisions of the Securities Act, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

By:	/s/ Suzanne Foster	Chief Executive Officer and Director	June 20, 2024
	Suzanne Foster	(Principal Executive Officer)

By:	/s/ Jason Clemens	Chief Financial Officer	June 20, 2024
	Jason Clemens	(Principal Financial Officer)

By:	/s/ Christine Archbold	Chief Accounting Officer	June 20, 2024
	Christine Archbold	(Principal Accounting Officer)

By:	/s/ Richard Barasch	Chairman of the Board	June 20, 2024
Richard Barasch

By:	/s/ Joshua Parnes	President and Director	June 20, 2024
Joshua Parnes

By:	/s/ Gregory A. Belinfanti	Director	June 20, 2024
Gregory A. Belinfanti

By:	/s/ Terence Connors	Director	June 20, 2024
Terence Connors

By:	/s/ Bradley Coppens	Director	June 20, 2024
Bradley Coppens

By:	/s/ Theodore B. Lundberg	Director	June 20, 2024
Theodore B. Lundberg

By:	/s/ Dr. Susan Weaver	Director	June 20, 2024
Dr. Susan Weaver

By:	/s/ David S. Williams III	Director	June 20, 2024
David S. Williams III

By:	/s/ Dale Wolf	Director	June 20, 2024
Dale Wolf